Fifth Third Reports Fourth Quarter 2022 Diluted Earnings Per Share of $1.01
Compared to the year-ago quarter, reported revenue increased 16% while expenses increased only 1%
NIM(a) expanded 13 basis points, and key credit quality metrics remained stable sequentially
Reported results included a negative $0.03 impact from certain items on page 2

Key Financial Data				Key Highlights

$ millions for all balance sheet and income statement items				(fourth quarter 2022 except where noted)
	4Q22	3Q22	4Q21
       Select Business Highlights:
•Generated consumer household growth of 2.5% compared to 4Q21
•Repurchased shares totaling $100 million
•Named to Top 25 of America's Most JUST Companies by JUST Capital and CNBC
•Launched Fifth Third Wealth Advisors, an independent registered investment advisor
      Select Financial Highlights:
•ROTCE(a) of 29.2%; adjusted ROTCE(a) of 19.2% excl. AOCI
•PPNR(a) increased 40% compared to 4Q21
•Efficiency ratio(a) of 52.6%; adjusted efficiency ratio(a) of 51.6% improved approximately 8 points compared to 4Q21
•Net interest income(a) increased 32% compared to 4Q21
•ACL of 1.98%, an increase of 7 bps from 3Q22 (flat excluding Dividend Finance); NPA ratio of 0.44% improved 2 bps compared to 3Q22

Income Statement Data
Net income available to common shareholders	$699	$631	$627
Net interest income (U.S. GAAP)	1,577	1,498	1,197
Net interest income (FTE)(a)	1,582	1,502	1,200
Noninterest income	735	672	791
Noninterest expense	1,218	1,167	1,206

Per Share Data
Earnings per share, basic	$1.01	$0.91	$0.91
Earnings per share, diluted	1.01	0.91	0.90
Book value per share	22.26	21.30	29.43
Tangible book value per share(a)	14.83	13.87	22.58

Balance Sheet & Credit Quality
Average portfolio loans and leases	$121,371	$119,644	$109,487
Average deposits	161,061	159,469	167,541
Net charge-off ratio(b)	0.22%	0.21%	0.14%
Nonperforming asset ratio(c)	0.44	0.46	0.47

Financial Ratios
Return on average assets	1.42%	1.25%	1.25%
Return on average common equity	18.8	14.9	12.2
Return on average tangible common equity(a)	29.2	21.9	16.1
CET1 capital(d)(e)	9.27	9.14	9.54
Net interest margin(a)	3.35	3.22	2.55
Efficiency(a)	52.6	53.7	60.6

Other than the Quarterly Financial Review tables beginning on page 14, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Regulation S-K that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

CEO Commentary
Fifth Third delivered record operating results in 2022. We generated record revenue and prudently managed expenses throughout the year while continuing to invest in our businesses, which resulted in approximately seven hundred basis points of positive operating leverage for the year.

Our results continue to reflect our disciplined and thoughtful approach throughout the bank. For instance, our key credit quality metrics in both commercial and consumer portfolios remain resilient, reflecting our focus on high-quality relationships and our approach to client selection. Furthermore, strong revenue for the quarter reflects both our balance sheet management discipline as well as the benefits of our fee income diversification.

While economic visibility remains limited, Fifth Third has spent nearly a decade focused on generating sustainable financial results. As we navigate the environment, we will follow our guiding principles of stability, profitability, and growth – in that order.

We were honored to be named to the top 25 among America’s Most Just Companies by JUST Capital and CNBC. This is the only comprehensive ranking that recognizes companies doing right by all stakeholders as defined by the American public. The recognition reflects our longstanding commitment to employees, customers, communities, and shareholders.

                                      -Tim Spence, President and CEO
Investor contact: Chris Doll (513) 534-2345 | Media contact: Ed Loyd (513) 534-6397 January 19, 2023

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	December	September	December
	2022	2022	2021	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,582	$1,502	$1,200	5%	32%
Provision for (benefit from) credit losses	180	158	(47)	14%	NM
Noninterest income	735	672	791	9%	(7)%
Noninterest expense	1,218	1,167	1,206	4%	1%
Income before income taxes(a)	$919	$849	$832	8%	10%

Taxable equivalent adjustment	$5	$4	$3	25%	67%
Applicable income tax expense	177	192	167	(8)	6%
Net income	$737	$653	$662	13%	11%
Dividends on preferred stock	38	22	35	73%	9%
Net income available to common shareholders	$699	$631	$627	11%	11%
Earnings per share, diluted	$1.01	$0.91	$0.90	11%	12%

Fifth Third Bancorp (NASDAQ®: FITB) today reported fourth quarter 2022 net income of $737 million compared to net income of $653 million in the prior quarter and $662 million in the year-ago quarter. Net income available to common shareholders in the current quarter was $699 million, or $1.01 per diluted share, compared to $631 million, or $0.91 per diluted share, in the prior quarter and $627 million, or $0.90 per diluted share, in the year-ago quarter.

Diluted earnings per share impact of certain item(s) - 4Q22

(after-tax impact(f); $ in millions, except per share data)

Valuation of Visa total return swap (noninterest income)	$(29)
Branch impairment charges (noninterest income)	(5)
Tax benefit associated with resolution of certain acquisition related tax matters	15
After-tax impact(f) of certain items	$(19)

Diluted earnings per share impact of certain item(s)[1]	$(0.03)

[1]Diluted earnings per share impact reflects 694.195 million average diluted shares outstanding

Reported full year 2022 net income was $2.4 billion compared to full year 2021 net income of $2.8 billion. Full year 2022 net income available to common shareholders was $2.3 billion, or $3.35 per diluted share, compared to 2021 full year net income available to common shareholders of $2.7 billion, or $3.73 per diluted share.

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	December	September	December
	2022	2022	2021	Seq	Yr/Yr
Interest Income
Interest income	$2,080	$1,764	$1,297	18%	60%
Interest expense	498	262	97	90%	413%
Net interest income (NII)	$1,582	$1,502	$1,200	5%	32%

Average Yield/Rate Analysis				bps Change
Yield on interest-earning assets	4.40%	3.78%	2.75%	62	165
Rate paid on interest-bearing liabilities	1.56%	0.87%	0.33%	69	123

Ratios
Net interest rate spread	2.84%	2.91%	2.42%	(7)	42
Net interest margin (NIM)	3.35%	3.22%	2.55%	13	80

Compared to the prior quarter, NII increased $80 million, or 5%, primarily reflecting the net benefit of higher market rates, improved yields on fixed rate consumer loans, and loan growth in commercial and consumer portfolios, partially offset by the deposit mix shift from demand to interest-bearing accounts. Compared to the prior quarter, NIM increased 13 bps, primarily reflecting the net benefit of higher market rates as well as improved yields on fixed rate consumer loans, partially offset by the aforementioned deposit mix shift from demand to interest-bearing accounts.
Compared to the year-ago quarter, NII increased $382 million, or 32%, reflecting the net benefit of higher market rates, as well as growth in C&I loan balances and investment portfolio balances, partially offset by deposit mix shift from demand to interest-bearing accounts and lower PPP-related income. Compared to the year-ago quarter, NIM increased 80 bps, reflecting the net benefit of higher market rates as well as growth in C&I loan balances and investment portfolio balances, partially offset by aforementioned deposit mix shift from demand to interest-bearing accounts.

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2022	2022	2021	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$140	$143	$156	(2)%	(10)%
Commercial banking revenue	158	134	171	18%	(8)%
Mortgage banking net revenue	63	69	35	(9)%	80%
Wealth and asset management revenue	139	141	150	(1)%	(7)%
Card and processing revenue	103	105	104	(2)%	(1)%
Leasing business revenue	58	60	74	(3)%	(22)%
Other noninterest income	72	59	120	22%	(40)%
Securities gains (losses), net	2	(38)	(19)	NM	NM
Securities losses, net - non-qualifying hedges
on mortgage servicing rights	—	(1)	—	(100)%	NM
Total noninterest income	$735	$672	$791	9%	(7)%

Reported noninterest income increased $63 million, or 9%, from the prior quarter, and decreased $56 million, or 7%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below, including securities gains and losses and impairment charges related to planned branch optimization efforts that will result in approximately 25 closures in the first half of 2023.

Noninterest Income excluding certain items
($ in millions)	For the Three Months Ended
	December	September	December
	2022	2022	2021
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$735	$672	$791
Valuation of Visa total return swap	38	17	19
Branch impairment charges	6	—	—
Securities (gains)/losses, net	(2)	38	19
Noninterest income excluding certain items(a)	$777	$727	$829

Compared to the prior quarter, noninterest income excluding certain items increased $50 million, or 7%. Compared to the year-ago quarter, noninterest income excluding certain items decreased $52 million, or 6%.
Compared to the prior quarter, service charges on deposits decreased $3 million, or 2%, reflecting the market related impact of higher earnings credits. Commercial banking revenue increased $24 million, or 18%, reflecting higher M&A advisory revenue, client financial risk management revenue, and fixed income sales and trading revenue. Mortgage banking net revenue decreased $6 million, or 9%, primarily reflecting a $6 million decrease in origination fees and gain on loan sales. Wealth and asset management revenue decreased $2 million, or 1%, primarily driven by decreased brokerage fee revenue. Card and processing revenue decreased 2% driven by higher rewards. Leasing business revenue decreased $2 million, or 3%, primarily reflecting lower lease remarketing revenue. Other noninterest income results were driven by the recognition of tax receivable agreement revenue of $46 million in the current quarter. Private equity income of approximately $14 million was stable compared to the prior quarter.
Compared to the year-ago quarter, service charges on deposits decreased $16 million, or 10%, reflecting the market related impact of higher earnings credits and the elimination of consumer non-sufficient funds fees in July 2022. Commercial banking revenue decreased $13 million, or 8%, primarily driven by decreases in M&A advisory revenue, loan syndication revenue, and corporate bond fees, partially offset by an increase in client financial risk management revenue. Mortgage banking net revenue increased $28 million, or 80%, reflecting a $27 million decrease in MSR asset decay, a $12 million increase in mortgage servicing revenue, and an $8 million increase from MSR net valuation adjustments, partially offset by a $19 million decrease in origination fees and gains on loan sales. Wealth and asset management revenue decreased $11 million, or 7%, primarily reflecting lower personal asset management revenue impacted by market valuations. Card and processing revenue decreased $1 million, or 1%, driven by higher rewards partially offset by higher spend volumes. Leasing business revenue decreased $16 million, or 22%, reflecting the disposition of LaSalle Solutions in early 2022 and a decrease in lease remarketing revenue. The decrease in other noninterest income was primarily attributable to lower private equity income.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2022	2022	2021	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$655	$605	$655	8%	—
Net occupancy expense	82	74	77	11%	6%
Technology and communications	111	106	103	5%	8%
Equipment expense	37	36	36	3%	3%
Card and processing expense	21	21	19	—	11%
Leasing business expense	36	33	36	9%	—
Marketing expense	31	35	35	(11)%	(11)%
Other noninterest expense	245	257	245	(5)%	—
Total noninterest expense	$1,218	$1,167	$1,206	4%	1%

Compared to the prior quarter, noninterest expense increased $51 million, or 4%, reflecting higher performance-based compensation expense, net occupancy expense, and technology and communications expense related to continued modernization investments, partially offset by a decrease in marketing expense and other expenses. Noninterest expense in the current quarter included a $6 million expense related to the impact of non-qualified deferred compensation mark-to-market (compared to a $7 million benefit in the prior quarter).

Compared to the year-ago quarter, noninterest expense increased $12 million, or 1%, primarily reflecting an increase in technology and communications expense, net occupancy expense, and expenses associated with Dividend Finance and Provide. This was partially offset by a decrease in marketing expense. Compensation and benefits expense in the fourth quarter of 2021 includes $10 million related to a special COVID staffing bonus to front-line employees.

Average Interest-Earning Assets
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2022	2022	2021	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$57,646	$56,646	$49,566	2%	16%
Commercial mortgage loans	10,898	10,751	10,247	1%	6%
Commercial construction loans	5,544	5,557	5,329	—	4%
Commercial leases	2,736	2,792	3,057	(2)%	(11)%
Total commercial loans and leases	$76,824	$75,746	$68,199	1%	13%
Consumer loans:
Residential mortgage loans	$17,577	$17,617	$16,188	—	9%
Home equity	4,024	3,956	4,179	2%	(4)%
Indirect secured consumer loans	16,536	16,750	16,345	(1)%	1%
Credit card	1,795	1,756	1,739	2%	3%
Other consumer loans	4,615	3,819	2,837	21%	63%
Total consumer loans	$44,547	$43,898	$41,288	1%	8%
Total average portfolio loans and leases	$121,371	$119,644	$109,487	1%	11%

Memo:
Average PPP loans	$158	$283	$1,756	(44)%	(91)%
Average portfolio commercial and industrial loans - excl. PPP loans	$57,488	$56,363	$47,810	2%	20%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$84	$3	$5	NM	NM
Consumer loans held for sale	1,411	2,253	5,298	(37)%	(73)%
Total average loans and leases held for sale	$1,495	$2,256	$5,303	(34)%	(72)%

Total average loans and leases	$122,866	$121,900	$114,790	1%	7%

Securities (taxable and tax-exempt)	$58,489	$57,713	$37,631	1%	55%
Other short-term investments	6,285	5,765	34,624	9%	(82)%
Total average interest-earning assets	$187,640	$185,378	$187,045	1%	—

Compared to the prior quarter, total average portfolio loans and leases increased 1%, reflecting an increase in both commercial and consumer portfolios. Average commercial portfolio loans and leases increased 1%, primarily reflecting an increase in commercial and industrial (C&I) and commercial mortgage loan balances. Average consumer portfolio loans increased 1%, reflecting an increase in other consumer loan balances (primarily Dividend Finance) and home equity balances, partially offset by a decrease in indirect secured consumer loan balances.
Compared to the year-ago quarter, total average portfolio loans and leases increased 11%, reflecting an increase in both commercial and consumer portfolios. Average commercial portfolio loans and leases increased 13%, primarily reflecting an increase in C&I loan balances, partially offset by a decrease in commercial lease balances. Average consumer portfolio loans increased 8%, as increases in both other consumer and residential mortgage loan balances were partially offset by a decrease in home equity balances.
Average loans and leases held for sale were $1 billion in the current quarter compared to $2 billion in the prior quarter and $5 billion in the year-ago quarter. Current quarter average loans and leases held for sale were impacted by a decline in residential mortgage balances (primarily from a continued decline in government guaranteed mortgage buyouts).
Average securities (taxable and tax-exempt; amortized cost) of $58 billion in the current quarter increased $1 billion, or 1%, compared to the prior quarter and increased $21 billion, or 55%, compared to the year-ago quarter. Average other short-term investments (including interest-bearing cash) of $6 billion in the current quarter increased $1 billion, or 9%, compared to the prior quarter and decreased $28 billion, or 82%, compared to the year-ago quarter.

Total period-end commercial portfolio loans and leases of $76 billion increased 1% compared to the prior quarter, primarily reflecting an increase in C&I balances. Compared to the year-ago quarter, total period-end commercial portfolio loans increased 9%, primarily reflecting an increase in C&I balances, partially offset by a decrease in commercial lease balances. Period-end commercial revolving line utilization was 37%, compared to 37% in the prior quarter and 33% in the year-ago quarter.
Period-end consumer portfolio loans of $45 billion increased 2% compared to the prior quarter, primarily reflecting an increase in other consumer loan balances (primarily Dividend Finance) and credit card balances, partially offset by a decrease in indirect secured consumer loan balances. Compared to the year-ago quarter, total period-end consumer portfolio loans increased 8%, reflecting an increase in other consumer loan balances and residential mortgage loan balances, partially offset by a decrease in indirect secured consumer loans.
Total period-end securities (taxable and tax-exempt; amortized cost) of $58 billion in the current quarter was stable compared to the prior quarter and increased $20 billion, or 53%, compared to the year-ago quarter. Period-end other short-term investments of $8 billion increased $2 billion, or 27%, compared to the prior quarter and decreased $26 billion, or 76%, compared to the year-ago quarter.

Average Deposits
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2022	2022	2021	Seq	Yr/Yr
Average Deposits
Demand	$54,550	$59,535	$64,828	(8)%	(16)%
Interest checking	47,801	42,574	47,384	12%	1%
Savings	23,474	23,814	21,702	(1)%	8%
Money market	28,713	29,066	30,566	(1)%	(6)%
Foreign office(g)	209	206	193	1%	8%
Total transaction deposits	$154,747	$155,195	$164,673	—	(6)%
CDs $250,000 or less	2,748	2,048	2,604	34%	6%
Total core deposits	$157,495	$157,243	$167,277	—	(6)%
CDs over $250,000	3,566	2,226	264	60%	NM
Total average deposits	$161,061	$159,469	$167,541	1%	(4)%

Compared to the prior quarter, average core deposits were stable (with balances increasing approximately $0.3 billion), as an increase in commercial deposits was mostly offset by a decline in consumer deposits. Average demand deposits represented 35% of total core deposits in the current quarter, down 3% compared to the prior quarter. Average commercial transaction deposits increased 2% and average consumer transaction deposits decreased 2% compared to the prior quarter. Period end core deposits increased 1% compared to the prior quarter.
Compared to the year-ago quarter, average core deposits decreased 6%, reflecting the deliberate commercial deposit runoff in mid-2022. Average commercial transaction deposits decreased 12% and average consumer transaction deposits were flat compared to the year-ago quarter. Period end core deposits decreased 5% compared to the year-ago quarter.
The period end portfolio loan-to-core deposit ratio was 76% in the current quarter, compared to 75% in the prior quarter and 66% in the year-ago quarter.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2022	2022	2021	Seq	Yr/Yr
Average Wholesale Funding
CDs over $250,000	$3,566	$2,226	$264	60%	NM
Federal funds purchased	264	607	315	(57)%	(16)%
Other short-term borrowings	6,190	7,436	1,000	(17)%	519%
Long-term debt	13,425	11,796	11,697	14%	15%
Total average wholesale funding	$23,445	$22,065	$13,276	6%	77%

Compared to the prior quarter, average wholesale funding increased 6%, primarily reflecting $2 billion in long-term debt issued and an increase in jumbo CD balances, partially offset by a decrease in other short-term borrowings (primarily lower FHLB advances).
Compared to the year-ago quarter, average wholesale funding increased 77%, as modest earning asset growth outpaced core deposit balances. The growth in wholesale funding was primarily attributed to increases in other short-term borrowings, jumbo CD balances, and from long-term debt issuances throughout 2022.

Credit Quality Summary
($ in millions)	As of and For the Three Months Ended
	December	September	June	March	December
	2022	2022	2022	2022	2021

Total nonaccrual portfolio loans and leases (NPLs)	$515	$522	$539	$534	$498
Repossessed property	6	6	6	5	5
OREO	18	18	14	27	24
Total nonperforming portfolio loans and leases and OREO (NPAs)	$539	$546	$559	$566	$527

NPL ratio(h)	0.42%	0.44%	0.45%	0.46%	0.44%
NPA ratio(c)	0.44%	0.46%	0.47%	0.49%	0.47%

Portfolio loans and leases 30-89 days past due (accrual)	$364	$335	$294	$288	$254
Portfolio loans and leases 90 days past due (accrual)	40	59	39	50	117

Allowance for loan and lease losses (ALLL), beginning	$2,099	$2,014	$1,908	$1,892	$1,954
Total net losses charged-off	(68)	(62)	(62)	(34)	(38)
Provision for (benefit from) loan and lease losses	163	147	168	50	(24)
ALLL, ending	$2,194	$2,099	$2,014	$1,908	$1,892

Reserve for unfunded commitments, beginning	$199	$188	$177	$182	$205
Provision for (benefit from) the reserve for unfunded commitments	17	11	11	(5)	(23)
Reserve for unfunded commitments, ending	$216	$199	$188	$177	$182

Total allowance for credit losses (ACL)	$2,410	$2,298	$2,202	$2,085	$2,074

ACL ratios:
As a % of portfolio loans and leases	1.98%	1.91%	1.85%	1.80%	1.85%
As a % of nonperforming portfolio loans and leases	468%	440%	408%	391%	416%
As a % of nonperforming portfolio assets	447%	420%	394%	369%	394%

ALLL as a % of portfolio loans and leases	1.81%	1.75%	1.70%	1.65%	1.69%

Total losses charged-off	$(103)	$(104)	$(90)	$(64)	$(77)
Total recoveries of losses previously charged-off	35	42	28	30	39
Total net losses charged-off	$(68)	$(62)	$(62)	$(34)	$(38)

Net charge-off ratio (NCO ratio)(b)	0.22%	0.21%	0.21%	0.12%	0.14%
Commercial NCO ratio	0.13%	0.17%	0.19%	0.05%	0.10%
Consumer NCO ratio	0.38%	0.28%	0.24%	0.25%	0.21%

Nonperforming portfolio loans and leases were $515 million in the current quarter, with the resulting NPL ratio of 0.42%. Compared to the prior quarter, NPLs decreased $7 million with the NPL ratio decreasing 2 bps. Compared to the year-ago quarter, NPLs increased $17 million with the NPL ratio decreasing 2 bps.
Nonperforming portfolio assets were $539 million in the current quarter, with the resulting NPA ratio of 0.44%. Compared to the prior quarter, NPAs decreased $7 million with the NPA ratio decreasing 2 bps. Compared to the year-ago quarter, NPAs increased $12 million with the NPA ratio decreasing 3 bps.
The provision for credit losses totaled $180 million in the current quarter. The allowance for credit loss ratio represented 1.98% of total portfolio loans and leases at quarter end, compared with 1.91% for the prior quarter end and 1.85% for the year-ago quarter end. In the current quarter, the allowance for credit losses represented 468% of nonperforming portfolio loans and leases and 447% of nonperforming portfolio assets.

Net charge-offs were $68 million in the current quarter, with the resulting NCO ratio of 0.22%. Compared to the prior quarter, net charge-offs increased $6 million and the NCO ratio increased 1 bp. Compared to the year-ago quarter, net charge-offs increased $30 million and the NCO ratio increased 8 bps, reflecting a normalization from near-historically low net charge-offs in the year-ago quarter.

Capital Position
	As of and For the Three Months Ended
	December	September	June	March	December
	2022	2022	2022	2022	2021
Capital Position
Average total Bancorp shareholders' equity as a % of average assets	8.18%	9.13%	9.35%	10.23%	10.71%
Tangible equity(a)	8.31%	8.18%	8.05%	7.98%	7.97%
Tangible common equity (excluding AOCI)(a)	7.30%	7.16%	7.01%	6.96%	6.94%
Tangible common equity (including AOCI)(a)	5.00%	4.75%	5.82%	6.48%	7.47%

Regulatory Capital Ratios(d)(e)
CET1 capital	9.27%	9.14%	8.95%	9.31%	9.54%
Tier 1 risk-based capital	10.52%	10.40%	10.23%	10.63%	10.91%
Total risk-based capital	12.78%	12.64%	12.47%	12.93%	13.42%
Leverage	8.57%	8.44%	8.30%	8.32%	8.27%

The CET1 capital ratio was 9.27%, the tangible common equity to tangible assets ratio was 7.30% excluding AOCI, and 5.00% including AOCI. The Tier 1 risk-based capital ratio was 10.52%, the Total risk-based capital ratio was 12.78%, and the Leverage ratio was 8.57%.
During the fourth quarter of 2022, Fifth Third repurchased approximately $100 million of its outstanding stock, which reduced common shares by approximately 3.1 million at quarter end.

Tax Rate
The effective tax rate for the quarter was 19.4% compared with 22.7% in the prior quarter and 20.1% in the year-ago quarter. The tax rate in the fourth quarter reflects a favorable adjustment of $15 million associated with resolution of certain acquisition related tax matters.
Conference Call
Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”). Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address, which will be available for 30 days.
Corporate Profile
Fifth Third is a bank that’s as long on innovation as it is on history. Since 1858, we’ve been helping individuals, families, businesses and communities grow through smart financial services that improve lives. Our list of firsts is extensive, and it’s one that continues to expand as we explore the intersection of tech-driven innovation, dedicated people, and focused community impact. Fifth Third is one of the few U.S.-based banks to have been named among Ethisphere's World’s Most Ethical Companies® for several years. With a commitment to taking care of our customers, employees, communities and shareholders, our goal is not only to be the nation’s highest performing regional bank, but to be the bank people most value and trust.

Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank and its common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.” Investor information and press releases can be viewed at www.53.com.

Earnings Release End Notes
(a)Non-GAAP measure; see discussion of non-GAAP reconciliation beginning on page 27.
(b)Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis.
(c)Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.
(d)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(e)Current period regulatory capital ratios are estimated.
(f)Assumes a 23% tax rate.
(g)Includes commercial customer Eurodollar sweep balances for which the Bank pays rates comparable to other commercial deposit accounts.
(h)Nonperforming portfolio loans and leases as a percent of portfolio loans and leases.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”).

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) effects of the global COVID-19 pandemic; (2) deteriorating credit quality; (3) loan concentration by location or industry of borrowers or collateral; (4) problems encountered by other financial institutions; (5) inadequate sources of funding or liquidity; (6) unfavorable actions of rating agencies; (7) inability to maintain or grow deposits; (8) limitations on the ability to receive dividends from subsidiaries; (9) cyber-security risks; (10) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (11) failures by third-party service providers; (12) inability to manage strategic initiatives and/or organizational changes; (13) inability to implement technology system enhancements; (14) failure of internal controls and other risk management systems; (15) losses related to fraud, theft, misappropriation or violence; (16) inability to attract and retain skilled personnel; (17) adverse impacts of government regulation; (18) governmental or regulatory changes or other actions; (19) failures to meet applicable capital requirements; (20) regulatory objections to Fifth Third’s capital plan; (21) regulation of Fifth Third’s derivatives activities; (22) deposit insurance premiums; (23) assessments for the orderly liquidation fund; (24) replacement of LIBOR; (25) weakness in the national or local economies; (26) global political and economic uncertainty or negative actions; (27) changes in interest rates and the effects of inflation; (28) changes and trends in capital markets; (29) fluctuation of Fifth Third’s stock price; (30) volatility in mortgage banking revenue; (31) litigation, investigations, and enforcement proceedings by governmental authorities; (32) breaches of contractual covenants, representations and warranties; (33) competition and changes in the financial services industry; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.
# # #

Quarterly Financial Review for December 31, 2022

Table of Contents

Financial Highlights	14-15
Consolidated Statements of Income	16-17
Consolidated Balance Sheets	18-19
Consolidated Statements of Changes in Equity	20
Average Balance Sheet and and Yield/Rate Analysis	21-22
Summary of Loans and Leases	23
Regulatory Capital	24
Summary of Credit Loss Experience	25
Asset Quality	26
Non-GAAP Reconciliation	27-29
Segment Presentation	30

Fifth Third Bancorp and Subsidiaries
Financial Highlights				% / bps				% / bps
$ in millions, except per share data	For the Three Months Ended			Change		Year to Date		Change
(unaudited)	December	September	December			December	December
	2022	2022	2021	Seq	Yr/Yr	2022	2021	Yr/Yr
Income Statement Data
Net interest income	$1,577	$1,498	$1,197	5%	32%	$5,609	$4,770	18%
Net interest income (FTE)(a)	1,582	1,502	1,200	5%	32%	5,625	4,782	18%
Noninterest income	735	672	791	9%	(7%)	2,766	3,118	(11%)
Total revenue (FTE)(a)	2,317	2,174	1,991	7%	16%	8,391	7,900	6%
Provision for (benefit from) credit losses	180	158	(47)	14%	NM	563	(377)	NM
Noninterest expense	1,218	1,167	1,206	4%	1%	4,719	4,748	(1%)
Net income	737	653	662	13%	11%	2,446	2,770	(12%)
Net income available to common shareholders	699	631	627	11%	11%	2,330	2,659	(12%)

Earnings Per Share Data
Net income allocated to common shareholders	$698	$631	$625	11%	12%	$2,328	$2,652	(12%)
Average common shares outstanding (in thousands):
Basic	688,680	689,278	688,370	—	—	688,634	702,189	(2%)
Diluted	694,195	694,593	697,532	—	—	694,952	711,198	(2%)
Earnings per share, basic	$1.01	$0.91	$0.91	11%	11%	$3.38	$3.78	(11%)
Earnings per share, diluted	1.01	0.91	0.90	11%	12%	3.35	3.73	(10%)

Common Share Data
Cash dividends per common share	$0.33	$0.33	$0.30	—	10%	$1.26	$1.14	11%
Book value per share	22.26	21.30	29.43	5%	(24%)	22.26	29.43	(24%)
Market value per share	32.81	31.96	43.55	3%	(25%)	32.81	43.55	(25%)
Common shares outstanding (in thousands)	683,386	686,343	682,778	—	—	683,386	682,778	—
Market capitalization	$22,422	$21,936	$29,735	2%	(25%)	$22,422	$29,735	(25%)

Financial Ratios
Return on average assets	1.42%	1.25%	1.25%	17	17	1.18%	1.34%	(16)
Return on average common equity	18.8%	14.9%	12.2%	390	660	13.7%	12.8%	90
Return on average tangible common equity(a)	29.2%	21.9%	16.1%	730	NM	19.7%	16.6%	310
Noninterest income as a percent of total revenue(a)	32%	31%	40%	100	(800)	33%	39%	(600)
Dividend payout	32.7%	36.3%	33.0%	(360)	(30)	37.3%	30.2%	710
Average total Bancorp shareholders’ equity as a percent of average assets	8.18%	9.13%	10.71%	(95)	(253)	9.22%	11.06%	(184)
Tangible common equity(a)	7.30%	7.16%	6.94%	14	36	7.30%	6.94%	36
Net interest margin (FTE)(a)	3.35%	3.22%	2.55%	13	80	3.02%	2.59%	43
Efficiency (FTE)(a)	52.6%	53.7%	60.6%	(110)	(800)	56.2%	60.1%	(390)
Effective tax rate	19.4%	22.7%	20.1%	(330)	(70)	21.0%	21.2%	(20)

Credit Quality
Net losses charged-off	$68	$62	$38	10%	79%	$227	$174	30%
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.22%	0.21%	0.14%	1	8	0.19%	0.16%	3
ALLL as a percent of portfolio loans and leases	1.81%	1.75%	1.69%	6	12	1.81%	1.69%	12
ACL as a percent of portfolio loans and leases(g)	1.98%	1.91%	1.85%	7	13	1.98%	1.85%	13
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.44%	0.46%	0.47%	(2)	(3)	0.44%	0.47%	(3)

Average Balances
Loans and leases, including held for sale	$122,866	$121,900	$114,790	1%	7%	$120,561	$114,117	6%
Securities and other short-term investments	64,774	63,478	72,255	2%	(10%)	65,765	70,261	(6%)
Assets	206,017	206,688	209,604	—	(2%)	206,929	206,324	—
Transaction deposits(b)	154,747	155,195	164,673	—	(6%)	158,961	159,204	—
Core deposits(c)	157,495	157,243	167,277	—	(6%)	161,303	162,418	(1%)
Wholesale funding(d)	23,445	22,065	13,276	6%	77%	18,506	15,079	23%
Bancorp shareholders’ equity	16,857	18,864	22,449	(11%)	(25%)	19,080	22,812	(16%)

Regulatory Capital Ratios(e)(f)
CET1 capital	9.27%	9.14%	9.54%	13	(27)	9.27%	9.54%	(27)
Tier 1 risk-based capital	10.52%	10.40%	10.91%	12	(39)	10.52%	10.91%	(39)
Total risk-based capital	12.78%	12.64%	13.42%	14	(64)	12.78%	13.42%	(64)
Leverage	8.57%	8.44%	8.27%	13	30	8.57%	8.27%	30

Additional Metrics
Banking centers	1,087	1,080	1,117	1%	(3%)	1,087	1,117	(3%)
ATMs	2,132	2,146	2,322	(1%)	(8%)	2,132	2,322	(8%)
Full-time equivalent employees	19,319	19,187	19,112	1%	1%	19,319	19,112	1%
Assets under care ($ in billions)(h)	$510	$494	$554	3%	(8%)	$510	$554	(8%)
Assets under management ($ in billions)(h)	55	52	65	6%	(15%)	55	65	(15%)
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2022	2022	2022	2022	2021
Income Statement Data
Net interest income	$1,577	$1,498	$1,339	$1,195	$1,197
Net interest income (FTE)(a)	1,582	1,502	1,342	1,198	1,200
Noninterest income	735	672	676	684	791
Total revenue (FTE)(a)	2,317	2,174	2,018	1,882	1,991
Provision for (benefit from) credit losses	180	158	179	45	(47)
Noninterest expense	1,218	1,167	1,112	1,222	1,206
Net income	737	653	562	494	662
Net income available to common shareholders	699	631	526	474	627

Earnings Per Share Data
Net income allocated to common shareholders	$698	$631	$525	$473	$625
Average common shares outstanding (in thousands):
Basic	688,680	689,278	689,019	687,538	688,370
Diluted	694,195	694,593	694,805	696,242	697,532
Earnings per share, basic	$1.01	$0.91	$0.76	$0.69	$0.91
Earnings per share, diluted	1.01	0.91	0.76	0.68	0.90

Common Share Data
Cash dividends per common share	$0.33	$0.33	$0.30	$0.30	$0.30
Book value per share	22.26	21.30	24.56	26.33	29.43
Market value per share	32.81	31.96	33.60	43.04	43.55
Common shares outstanding (in thousands)	683,386	686,343	686,152	685,905	682,778
Market capitalization	$22,422	$21,936	$23,055	$29,521	$29,735

Financial Ratios
Return on average assets	1.42%	1.25%	1.09%	0.96%	1.25%
Return on average common equity	18.8%	14.9%	12.3%	10.0%	12.2%
Return on average tangible common equity(a)	29.2%	21.9%	17.5%	13.4%	16.1%
Noninterest income as a percent of total revenue(a)	32%	31%	33%	36%	40%
Dividend payout	32.7%	36.3%	39.5%	43.5%	33.0%
Average total Bancorp shareholders’ equity as a percent of average assets	8.18%	9.13%	9.35%	10.23%	10.71%
Tangible common equity(a)	7.30%	7.16%	7.01%	6.96%	6.94%
Net interest margin (FTE)(a)	3.35%	3.22%	2.92%	2.59%	2.55%
Efficiency (FTE)(a)	52.6%	53.7%	55.1%	64.9%	60.6%
Effective tax rate	19.4%	22.7%	22.4%	19.2%	20.1%

Credit Quality
Net losses charged-off	$68	$62	$62	$34	$38
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.22%	0.21%	0.21%	0.12%	0.14%
ALLL as a percent of portfolio loans and leases	1.81%	1.75%	1.70%	1.65%	1.69%
ACL as a percent of portfolio loans and leases(g)	1.98%	1.91%	1.85%	1.80%	1.85%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.44%	0.46%	0.47%	0.49%	0.47%

Average Balances
Loans and leases, including held for sale	$122,866	$121,900	$120,236	$117,162	$114,790
Securities and other short-term investments	64,774	63,478	64,170	70,732	72,255
Assets	206,017	206,688	205,897	209,150	209,604
Transaction deposits(b)	154,747	155,195	160,035	166,032	164,673
Core deposits(c)	157,495	157,243	162,228	168,408	167,277
Wholesale funding(d)	23,445	22,065	15,789	12,568	13,276
Bancorp shareholders’ equity	16,857	18,864	19,248	21,402	22,449

Regulatory Capital Ratios(e)(f)
CET1 capital	9.27%	9.14%	8.95%	9.31%	9.54%
Tier 1 risk-based capital	10.52%	10.40%	10.23%	10.63%	10.91%
Total risk-based capital	12.78%	12.64%	12.47%	12.93%	13.42%
Leverage	8.57%	8.44%	8.30%	8.32%	8.27%

Additional Metrics
Banking centers	1,087	1,080	1,080	1,079	1,117
ATMs	2,132	2,146	2,153	2,201	2,322
Full-time equivalent employees	19,319	19,187	19,119	19,247	19,112
Assets under care ($ in billions)(h)	$510	$494	$512	$549	$554
Assets under management ($ in billions)(h)	55	52	54	61	65
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended			% Change		Year to Date		% Change
(unaudited)	December	September	December			December	December
	2022	2022	2021	Seq	Yr/Yr	2022	2021	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,577	$1,315	$1,000	20%	58%	$4,954	$4,079	21%
Interest on securities	440	414	281	6%	57%	1,517	1,090	39%
Interest on other short-term investments	58	31	13	87%	346%	116	42	176%
Total interest income	2,075	1,760	1,294	18%	60%	6,587	5,211	26%

Interest Expense
Interest on deposits	300	112	11	168%	NM	447	59	658%
Interest on federal funds purchased	2	3	—	(33%)	NM	6	—	NM
Interest on other short-term borrowings	53	43	—	23%	NM	108	2	NM
Interest on long-term debt	143	104	86	38%	66%	417	380	10%
Total interest expense	498	262	97	90%	413%	978	441	122%

Net Interest Income	1,577	1,498	1,197	5%	32%	5,609	4,770	18%

Provision for (benefit from) credit losses	180	158	(47)	14%	NM	563	(377)	NM
Net Interest Income After Provision for (Benefit from) Credit Losses	1,397	1,340	1,244	4%	12%	5,046	5,147	(2%)

Noninterest Income
Service charges on deposits	140	143	156	(2%)	(10%)	589	600	(2%)
Commercial banking revenue	158	134	171	18%	(8%)	565	637	(11%)
Mortgage banking net revenue	63	69	35	(9%)	80%	215	270	(20%)
Wealth and asset management revenue	139	141	150	(1%)	(7%)	570	586	(3%)
Card and processing revenue	103	105	104	(2%)	(1%)	409	402	2%
Leasing business revenue	58	60	74	(3%)	(22%)	237	300	(21%)
Other noninterest income	72	59	120	22%	(40%)	265	332	(20%)
Securities (losses) gains, net	2	(38)	(19)	NM	NM	(82)	(7)	NM
Securities losses, net - non-qualifying hedges on mortgage servicing rights	—	(1)	—	(100%)	NM	(2)	(2)	—
Total noninterest income	735	672	791	9%	(7%)	2,766	3,118	(11%)

Noninterest Expense
Compensation and benefits	655	605	655	8%	—	2,554	2,626	(3%)
Net occupancy expense	82	74	77	11%	6%	307	312	(2%)
Technology and communications	111	106	103	5%	8%	416	388	7%
Equipment expense	37	36	36	3%	3%	145	138	5%
Card and processing expense	21	21	19	—	11%	80	89	(10%)
Leasing business expense	36	33	36	9%	—	131	137	(4%)
Marketing expense	31	35	35	(11%)	(11%)	118	107	10%
Other noninterest expense	245	257	245	(5%)	—	968	951	2%
Total noninterest expense	1,218	1,167	1,206	4%	1%	4,719	4,748	(1%)
Income Before Income Taxes	914	845	829	8%	10%	3,093	3,517	(12%)
Applicable income tax expense	177	192	167	(8)	6%	647	747	(13%)
Net Income	737	653	662	13%	11%	2,446	2,770	(12%)
Dividends on preferred stock	38	22	35	73%	9%	116	111	5%
Net Income Available to Common Shareholders	$699	$631	$627	11%	11%	$2,330	$2,659	(12%)

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2022	2022	2022	2022	2021
Interest Income
Interest and fees on loans and leases	$1,577	$1,315	$1,081	$983	$1,000
Interest on securities	440	414	369	294	281
Interest on other short-term investments	58	31	14	12	13
Total interest income	2,075	1,760	1,464	1,289	1,294

Interest Expense
Interest on deposits	300	112	25	11	11
Interest on federal funds purchased	2	3	1	—	—
Interest on other short-term borrowings	53	43	12	—	—
Interest on long-term debt	143	104	87	83	86
Total interest expense	498	262	125	94	97

Net Interest Income	1,577	1,498	1,339	1,195	1,197

Provision for (benefit from) credit losses	180	158	179	45	(47)
Net Interest Income After Provision for (Benefit from) Credit Losses	1,397	1,340	1,160	1,150	1,244

Noninterest Income
Service charges on deposits	140	143	154	152	156
Commercial banking revenue	158	134	137	135	171
Mortgage banking net revenue	63	69	31	52	35
Wealth and asset management revenue	139	141	140	149	150
Card and processing revenue	103	105	105	97	104
Leasing business revenue	58	60	56	62	74
Other noninterest income	72	59	85	52	120
Securities gains (losses), net	2	(38)	(32)	(14)	(19)
Securities losses, net - non-qualifying hedges on mortgage servicing rights	—	(1)	—	(1)	—
Total noninterest income	735	672	676	684	791

Noninterest Expense
Compensation and benefits	655	605	584	711	655
Net occupancy expense	82	74	75	77	77
Technology and communications	111	106	98	101	103
Equipment expense	37	36	36	36	36
Card and processing expense	21	21	20	19	19
Leasing business expense	36	33	31	32	36
Marketing expense	31	35	28	24	35
Other noninterest expense	245	257	240	222	245
Total noninterest expense	1,218	1,167	1,112	1,222	1,206
Income Before Income Taxes	914	845	724	612	829
Applicable income tax expense	177	192	162	118	167
Net Income	737	653	562	494	662
Dividends on preferred stock	38	22	36	20	35
Net Income Available to Common Shareholders	$699	$631	$526	$474	$627

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	December	September	December
	2022	2022	2021	Seq	Yr/Yr
Assets
Cash and due from banks	$3,466	$3,068	$2,994	13%	16%
Other short-term investments	8,351	6,594	34,572	27%	(76%)
Available-for-sale debt and other securities(a)	51,503	51,289	38,110	—	35%
Held-to-maturity securities(b)	5	5	8	—	(38%)
Trading debt securities	414	414	512	—	(19%)
Equity securities	317	315	376	1%	(16%)
Loans and leases held for sale	1,007	1,940	4,415	(48%)	(77%)
Portfolio loans and leases:
Commercial and industrial loans	57,232	56,437	51,659	1%	11%
Commercial mortgage loans	11,020	10,947	10,316	1%	7%
Commercial construction loans	5,433	5,573	5,241	(3%)	4%
Commercial leases	2,704	2,821	3,052	(4%)	(11%)
Total commercial loans and leases	76,389	75,778	70,268	1%	9%
Residential mortgage loans	17,628	17,600	16,397	—	8%
Home equity	4,039	4,000	4,084	1%	(1%)
Indirect secured consumer loans	16,552	16,646	16,783	(1%)	(1%)
Credit card	1,874	1,770	1,766	6%	6%
Other consumer loans	4,998	4,205	2,752	19%	82%
Total consumer loans	45,091	44,221	41,782	2%	8%
Portfolio loans and leases	121,480	119,999	112,050	1%	8%
Allowance for loan and lease losses	(2,194)	(2,099)	(1,892)	5%	16%
Portfolio loans and leases, net	119,286	117,900	110,158	1%	8%
Bank premises and equipment	2,187	2,155	2,120	1%	3%
Operating lease equipment	627	612	616	2%	2%
Goodwill	4,915	4,925	4,514	—	9%
Intangible assets	169	181	156	(7%)	8%
Servicing rights	1,746	1,732	1,121	1%	56%
Other assets	13,459	14,333	11,444	(6%)	18%
Total Assets	$207,452	$205,463	$211,116	1%	(2%)

Liabilities
Deposits:
Demand	$53,125	$57,601	$65,088	(8%)	(18%)
Interest checking	51,653	46,985	48,870	10%	6%
Savings	23,469	23,771	22,227	(1%)	6%
Money market	28,220	28,707	30,263	(2%)	(7%)
Foreign office	182	185	121	(2%)	50%
CDs $250,000 or less	3,809	2,007	2,486	90%	53%
CDs over $250,000	3,232	2,396	269	35%	NM
Total deposits	163,690	161,652	169,324	1%	(3%)
Federal funds purchased	180	212	281	(15%)	(36%)
Other short-term borrowings	4,838	6,378	980	(24%)	394%
Accrued taxes, interest and expenses	1,822	1,589	2,233	15%	(18%)
Other liabilities	5,881	7,184	4,267	(18%)	38%
Long-term debt	13,714	11,712	11,821	17%	16%
Total Liabilities	190,125	188,727	188,906	1%	1%
Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	2,116	2,116	2,116	—	—
Capital surplus	3,684	3,660	3,624	1%	2%
Retained earnings	21,689	21,219	20,236	2%	7%
Accumulated other comprehensive (loss) income	(5,110)	(5,306)	1,207	(4%)	NM
Treasury stock	(7,103)	(7,004)	(7,024)	1%	1%
Total Equity	17,327	16,736	22,210	4%	(22%)
Total Liabilities and Equity	$207,452	$205,463	$211,116	1%	(2%)
(a) Amortized cost	$57,530	$57,372	$36,941	—	56%
(b) Market values	5	5	8	—	(38%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	683,386	686,343	682,778	—	—
Treasury	240,507	237,549	241,115	—	—

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	December	September	June	March	December
	2022	2022	2022	2022	2021
Assets
Cash and due from banks	$3,466	$3,068	$3,437	$3,049	$2,994
Other short-term investments	8,351	6,594	7,419	20,529	34,572
Available-for-sale debt and other securities(a)	51,503	51,289	52,837	48,832	38,110
Held-to-maturity securities(b)	5	5	5	6	8
Trading debt securities	414	414	293	324	512
Equity securities	317	315	326	358	376
Loans and leases held for sale	1,007	1,940	2,542	2,616	4,415
Portfolio loans and leases:
Commercial and industrial loans	57,232	56,437	56,095	53,909	51,659
Commercial mortgage loans	11,020	10,947	10,748	10,694	10,316
Commercial construction loans	5,433	5,573	5,357	5,420	5,241
Commercial leases	2,704	2,821	2,850	2,915	3,052
Total commercial loans and leases	76,389	75,778	75,050	72,938	70,268
Residential mortgage loans	17,628	17,600	17,566	17,144	16,397
Home equity	4,039	4,000	3,906	3,916	4,084
Indirect secured consumer loans	16,552	16,646	17,017	17,424	16,783
Credit card	1,874	1,770	1,763	1,690	1,766
Other consumer loans	4,998	4,205	3,521	2,753	2,752
Total consumer loans	45,091	44,221	43,773	42,927	41,782
Portfolio loans and leases	121,480	119,999	118,823	115,865	112,050
Allowance for loan and lease losses	(2,194)	(2,099)	(2,014)	(1,908)	(1,892)
Portfolio loans and leases, net	119,286	117,900	116,809	113,957	110,158
Bank premises and equipment	2,187	2,155	2,118	2,102	2,120
Operating lease equipment	627	612	600	622	616
Goodwill	4,915	4,925	4,926	4,514	4,514
Intangible assets	169	181	194	145	156
Servicing rights	1,746	1,732	1,582	1,444	1,121
Other assets	13,459	14,333	13,694	12,961	11,444
Total Assets	$207,452	$205,463	$206,782	$211,459	$211,116

Liabilities
Deposits:
Demand	$53,125	$57,601	$60,859	$65,590	$65,088
Interest checking	51,653	46,985	43,338	48,836	48,870
Savings	23,469	23,771	23,748	23,622	22,227
Money market	28,220	28,707	28,792	29,947	30,263
Foreign office	182	185	177	115	121
CDs $250,000 or less	3,809	2,007	2,125	2,267	2,486
CDs over $250,000	3,232	2,396	2,135	234	269
Total deposits	163,690	161,652	161,174	170,611	169,324
Federal funds purchased	180	212	711	250	281
Other short-term borrowings	4,838	6,378	7,057	872	980
Accrued taxes, interest and expenses	1,822	1,589	1,683	1,471	2,233
Other liabilities	5,881	7,184	6,197	7,263	4,267
Long-term debt	13,714	11,712	10,990	10,815	11,821
Total Liabilities	190,125	188,727	187,812	191,282	188,906
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	2,116	2,116	2,116	2,116	2,116
Capital surplus	3,684	3,660	3,636	3,615	3,624
Retained earnings	21,689	21,219	20,818	20,501	20,236
Accumulated other comprehensive (loss) income	(5,110)	(5,306)	(2,644)	(1,096)	1,207
Treasury stock	(7,103)	(7,004)	(7,007)	(7,010)	(7,024)
Total Equity	17,327	16,736	18,970	20,177	22,210
Total Liabilities and Equity	$207,452	$205,463	$206,782	$211,459	$211,116
(a) Amortized cost	$57,530	$57,372	$56,140	$50,171	$36,941
(b) Market values	5	5	5	6	8
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	683,386	686,343	686,152	685,905	682,778
Treasury	240,507	237,549	237,741	237,987	241,115

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions
(unaudited)
	For the Three Months Ended		Year to Date
	December	December	December	December
	2022	2021	2022	2021
Total Equity, Beginning	$16,736	$22,524	$22,210	$23,111
Net income	737	662	2,446	2,770
Other comprehensive loss, net of tax:
Change in unrealized (losses) gains:
Available-for-sale debt securities	86	(299)	(5,480)	(1,040)
Qualifying cash flow hedges	98	(139)	(851)	(365)
Change in accumulated other comprehensive income related to employee benefit plans	12	8	14	11
Comprehensive (loss) income	933	232	(3,871)	1,376
Cash dividends declared:
Common stock	(229)	(208)	(877)	(805)
Preferred stock	(38)	(35)	(116)	(111)
Impact of stock transactions under stock compensation plans, net	25	13	81	33
Shares acquired for treasury	(100)	(316)	(100)	(1,393)
Other	—	—	—	(1)
Total Equity, Ending	$17,327	$22,210	$17,327	$22,210

Fifth Third Bancorp and Subsidiaries
Average Balance Sheet and Yield/Rate Analysis	For the Three Months Ended
$ in millions	December		September		December
(unaudited)	2022		2022		2021
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$57,729	5.71%	$56,648	4.53%	$49,571	3.42%
Commercial mortgage loans(a)	10,898	4.98%	10,751	4.10%	10,247	2.86%
Commercial construction loans(a)	5,544	5.73%	5,557	4.71%	5,329	3.10%
Commercial leases(a)	2,737	3.23%	2,793	3.08%	3,057	2.81%
Total commercial loans and leases	76,908	5.52%	75,749	4.42%	68,204	3.28%
Residential mortgage loans	18,987	3.48%	19,870	3.32%	21,486	3.17%
Home equity	4,024	5.63%	3,956	4.84%	4,179	3.60%
Indirect secured consumer loans	16,536	3.67%	16,750	3.34%	16,345	3.18%
Credit card	1,795	13.39%	1,756	12.89%	1,739	12.24%
Other consumer loans	4,616	6.27%	3,819	6.21%	2,837	6.15%
Total consumer loans	45,958	4.40%	46,151	4.06%	46,586	3.73%
Total loans and leases	122,866	5.10%	121,900	4.29%	114,790	3.46%
Securities:
Taxable securities	57,230	3.00%	56,535	2.86%	36,607	3.00%
Tax exempt securities(a)	1,259	3.02%	1,178	2.77%	1,024	2.38%
Other short-term investments	6,285	3.68%	5,765	2.15%	34,624	0.15%
Total interest-earning assets	187,640	4.40%	185,378	3.78%	187,045	2.75%
Cash and due from banks	3,127		3,162		3,079
Other assets	17,351		20,163		21,433
Allowance for loan and lease losses	(2,101)		(2,015)		(1,953)
Total Assets	$206,017		$206,688		$209,604

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$47,801	1.63%	$42,574	0.72%	$47,384	0.05%
Savings deposits	23,474	0.37%	23,814	0.12%	21,702	0.02%
Money market deposits	28,713	0.61%	29,066	0.22%	30,566	0.03%
Foreign office deposits	209	1.51%	206	0.78%	193	0.04%
CDs $250,000 or less	2,748	1.12%	2,048	0.09%	2,604	0.16%
Total interest-bearing core deposits	102,945	1.05%	97,708	0.41%	102,449	0.04%
CDs over $250,000	3,566	3.15%	2,226	1.90%	264	0.94%
Federal funds purchased	264	3.52%	607	2.10%	315	0.13%
Securities sold under repurchase agreements	476	0.36%	472	0.22%	578	0.01%
FHLB advances	5,489	3.61%	6,608	2.30%	—	—
Derivative collateral and other secured borrowings	225	4.10%	356	4.92%	422	0.26%
Long-term debt	13,425	4.23%	11,796	3.49%	11,697	2.92%
Total interest-bearing liabilities	126,390	1.56%	119,773	0.87%	115,725	0.33%
Demand deposits	54,550		59,535		64,828
Other liabilities	8,220		8,516		6,602
Total Liabilities	189,160		187,824		187,155
Total Equity	16,857		18,864		22,449
Total Liabilities and Equity	$206,017		$206,688		$209,604
Ratios:
Net interest margin (FTE)(b)		3.35%		3.22%		2.55%
Net interest rate spread (FTE)(b)		2.84%		2.91%		2.42%
Interest-bearing liabilities to interest-earning assets		67.36%		64.61%		61.87%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Average Balance Sheet and Yield/Rate Analysis	Year to Date
$ in millions	December		December
(unaudited)	2022		2021
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$55,618	4.32%	$48,966	3.54%
Commercial mortgage loans(a)	10,723	3.87%	10,396	3.01%
Commercial construction loans(a)	5,458	4.38%	5,783	3.13%
Commercial leases(a)	2,828	3.02%	3,130	2.94%
Total commercial loans and leases	74,627	4.21%	68,275	3.40%
Residential mortgage loans	19,731	3.27%	21,359	3.26%
Home equity	3,971	4.46%	4,565	3.59%
Indirect secured consumer loans	16,914	3.31%	15,156	3.35%
Credit card	1,737	12.73%	1,783	12.28%
Other consumer loans	3,581	6.16%	2,979	6.03%
Total consumer loans	45,934	3.97%	45,842	3.85%
Total loans and leases	120,561	4.12%	114,117	3.58%
Securities:
Taxable securities	52,218	2.86%	36,164	2.97%
Tax exempt securities(a)	1,128	2.72%	854	2.33%
Other short-term investments	12,419	0.94%	33,243	0.13%
Total interest-earning assets	186,326	3.54%	184,378	2.83%
Cash and due from banks	3,093		3,055
Other assets	19,490		21,050
Allowance for loan and lease losses	(1,980)		(2,159)
Total Assets	$206,929		$206,324

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$45,835	0.65%	$45,850	0.06%
Savings deposits	23,445	0.14%	20,531	0.02%
Money market deposits	29,326	0.23%	30,631	0.04%
Foreign office deposits	170	0.74%	164	0.04%
CDs $250,000 or less	2,342	0.40%	3,214	0.31%
Total interest-bearing core deposits	101,118	0.40%	100,390	0.05%
CDs over $250,000	1,688	2.45%	530	1.30%
Federal funds purchased	381	1.69%	333	0.12%
Securities sold under repurchase agreements	482	0.17%	594	0.02%
FHLB advances	3,733	2.63%	—	—
Derivative collateral and other secured borrowings	329	2.94%	513	0.30%
Long-term debt	11,893	3.50%	13,109	2.89%
Total interest-bearing liabilities	119,624	0.82%	115,469	0.38%
Demand deposits	60,185		62,028
Other liabilities	8,040		6,015
Total Liabilities	187,849		183,512
Total Equity	19,080		22,812
Total Liabilities and Equity	$206,929		$206,324
Ratios:
Net interest margin (FTE)(b)		3.02%		2.59%
Net interest rate spread (FTE)(b)		2.72%		2.45%
Interest-bearing liabilities to interest-earning assets		64.20%		62.63%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2022	2022	2022	2022	2021
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$57,646	$56,646	$55,460	$52,554	$49,566
Commercial mortgage loans	10,898	10,751	10,710	10,521	10,247
Commercial construction loans	5,544	5,557	5,356	5,371	5,329
Commercial leases	2,736	2,792	2,839	2,942	3,057
Total commercial loans and leases	76,824	75,746	74,365	71,388	68,199
Consumer loans:
Residential mortgage loans	17,577	17,617	17,363	16,501	16,188
Home equity	4,024	3,956	3,895	4,009	4,179
Indirect secured consumer loans	16,536	16,750	17,241	17,136	16,345
Credit card	1,795	1,756	1,704	1,691	1,739
Other consumer loans	4,615	3,819	3,125	2,742	2,837
Total consumer loans	44,547	43,898	43,328	42,079	41,288
Total average portfolio loans and leases	$121,371	$119,644	$117,693	$113,467	$109,487

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$84	$3	$7	$18	$5
Consumer loans held for sale	1,411	2,253	2,536	3,677	5,298
Average loans and leases held for sale	$1,495	$2,256	$2,543	$3,695	$5,303

Average PPP loans(a)	$158	$283	$549	$1,012	$1,756
Average portfolio commercial and industrial loans - excluding PPP loans	57,488	56,363	54,911	51,542	47,810
Total average portfolio commercial and industrial loans	$57,646	$56,646	$55,460	$52,554	$49,566

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$57,232	$56,437	$56,095	$53,909	$51,659
Commercial mortgage loans	11,020	10,947	10,748	10,694	10,316
Commercial construction loans	5,433	5,573	5,357	5,420	5,241
Commercial leases	2,704	2,821	2,850	2,915	3,052
Total commercial loans and leases	76,389	75,778	75,050	72,938	70,268
Consumer loans:
Residential mortgage loans	17,628	17,600	17,566	17,144	16,397
Home equity	4,039	4,000	3,906	3,916	4,084
Indirect secured consumer loans	16,552	16,646	17,017	17,424	16,783
Credit card	1,874	1,770	1,763	1,690	1,766
Other consumer loans	4,998	4,205	3,521	2,753	2,752
Total consumer loans	45,091	44,221	43,773	42,927	41,782
Total portfolio loans and leases	$121,480	$119,999	$118,823	$115,865	$112,050

End of Period Loans and Leases Held for Sale
Commercial loans and leases held for sale	$73	$69	$4	$23	$21
Consumer loans held for sale	934	1,871	2,538	2,593	4,394
Loans and leases held for sale	$1,007	$1,940	$2,542	$2,616	$4,415

Operating lease equipment	$627	$612	$600	$622	$616

Loans and Leases Serviced for Others(b)
Commercial and industrial loans	$1,109	$1,067	$994	$993	$923
Commercial mortgage loans	614	630	601	592	610
Commercial construction loans	406	421	418	502	474
Commercial leases	581	567	566	571	589
Residential mortgage loans	103,154	102,696	100,519	97,736	89,234
Other consumer loans	912	941	974	—	—
Total loans and leases serviced for others	106,776	106,322	104,072	100,394	91,830
Total loans and leases owned or serviced	$229,890	$228,873	$226,037	$219,497	$208,911

End of period PPP loans(a)	$94	$210	$371	$737	$1,305
End of period portfolio commercial and industrial loans - excluding PPP loans	57,138	56,227	55,724	53,172	50,354
Total end of period portfolio commercial and industrial loans	$57,232	$56,437	$56,095	$53,909	$51,659
(a)Paycheck Protection Program loans are included in commercial and industrial loans in the Condensed Consolidated Balance Sheets.
(b)Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	December	September	June	March	December
	2022(a)	2022	2022	2022	2021
Regulatory Capital(b)
CET1 capital	$15,681	$15,264	$14,827	$14,937	$14,781
Additional tier 1 capital	2,116	2,116	2,116	2,116	2,116
Tier 1 capital	17,797	17,380	16,943	17,053	16,897
Tier 2 capital	3,820	3,743	3,713	3,676	3,892
Total regulatory capital	$21,617	$21,123	$20,656	$20,729	$20,789
Risk-weighted assets	$169,110	$167,060	$165,659	$160,352	$154,860

Ratios
Average total Bancorp shareholders’ equity as a percent of average assets	8.18%	9.13%	9.35%	10.23%	10.71%

Regulatory Capital Ratios(b)
Fifth Third Bancorp
CET1 capital	9.27%	9.14%	8.95%	9.31%	9.54%
Tier 1 risk-based capital	10.52%	10.40%	10.23%	10.63%	10.91%
Total risk-based capital	12.78%	12.64%	12.47%	12.93%	13.42%
Leverage	8.57%	8.44%	8.30%	8.32%	8.27%

Fifth Third Bank, National Association
Tier 1 risk-based capital	11.31%	10.94%	10.58%	10.85%	10.90%
Total risk-based capital	12.81%	12.41%	12.01%	12.24%	12.33%
Leverage	9.22%	8.91%	8.61%	8.51%	8.29%
(a)Current period regulatory capital data and ratios are estimated.
(b)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2022	2022	2022	2022	2021
Average portfolio loans and leases:
Commercial and industrial loans	$57,646	$56,646	$55,460	$52,554	$49,566
Commercial mortgage loans	10,898	10,751	10,710	10,521	10,247
Commercial construction loans	5,544	5,557	5,356	5,371	5,329
Commercial leases	2,736	2,792	2,839	2,942	3,057
Total commercial loans and leases	76,824	75,746	74,365	71,388	68,199
Residential mortgage loans	17,577	17,617	17,363	16,501	16,188
Home equity	4,024	3,956	3,895	4,009	4,179
Indirect secured consumer loans	16,536	16,750	17,241	17,136	16,345
Credit card	1,795	1,756	1,704	1,691	1,739
Other consumer loans	4,615	3,819	3,125	2,742	2,837
Total consumer loans	44,547	43,898	43,328	42,079	41,288
Total average portfolio loans and leases	$121,371	$119,644	$117,693	$113,467	$109,487

Losses charged-off:
Commercial and industrial loans	($30)	($46)	($34)	($11)	($25)
Commercial mortgage loans	—	—	—	—	(1)
Commercial construction loans	—	—	(3)	—	—
Commercial leases	(6)	(1)	—	—	(2)
Total commercial loans and leases	(36)	(47)	(37)	(11)	(28)
Residential mortgage loans	(1)	(1)	—	(1)	—
Home equity	(2)	(2)	(3)	(2)	(2)
Indirect secured consumer loans	(21)	(18)	(14)	(16)	(13)
Credit card	(17)	(15)	(18)	(17)	(17)
Other consumer loans	(26)	(21)	(18)	(17)	(17)
Total consumer loans	(67)	(57)	(53)	(53)	(49)
Total losses charged-off	($103)	($104)	($90)	($64)	($77)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$10	$12	$1	$2	$11
Commercial mortgage loans	—	—	—	1	—
Commercial construction loans	—	1	—	—	—
Commercial leases	1	2	—	—	—
Total commercial loans and leases	11	15	1	3	11
Residential mortgage loans	—	2	1	2	3
Home equity	2	3	3	3	4
Indirect secured consumer loans	7	8	9	9	7
Credit card	4	3	4	4	4
Other consumer loans	11	11	10	9	10
Total consumer loans	24	27	27	27	28
Total recoveries of losses previously charged-off	$35	$42	$28	$30	$39

Net losses charged-off:
Commercial and industrial loans	($20)	($34)	($33)	($9)	($14)
Commercial mortgage loans	—	—	—	1	(1)
Commercial construction loans	—	1	(3)	—	—
Commercial leases	(5)	1	—	—	(2)
Total commercial loans and leases	(25)	(32)	(36)	(8)	(17)
Residential mortgage loans	(1)	1	1	1	3
Home equity	—	1	—	1	2
Indirect secured consumer loans	(14)	(10)	(5)	(7)	(6)
Credit card	(13)	(12)	(14)	(13)	(13)
Other consumer loans	(15)	(10)	(8)	(8)	(7)
Total consumer loans	(43)	(30)	(26)	(26)	(21)
Total net losses charged-off	($68)	($62)	($62)	($34)	($38)

Net losses charged-off as a percent of average portfolio loans and leases (annualized):
Commercial and industrial loans	0.14%	0.24%	0.24%	0.07%	0.11%
Commercial mortgage loans	—	(0.01%)	—	(0.03%)	0.03%
Commercial construction loans	—	(0.08%)	0.23%	—	(0.01%)
Commercial leases	0.70%	(0.12%)	(0.03%)	(0.02%)	0.24%
Total commercial loans and leases	0.13%	0.17%	0.19%	0.05%	0.10%
Residential mortgage loans	0.01%	(0.02%)	(0.02%)	(0.02%)	(0.06%)
Home equity	0.02%	(0.08%)	(0.06%)	(0.07%)	(0.18%)
Indirect secured consumer loans	0.32%	0.24%	0.13%	0.17%	0.14%
Credit card	2.85%	2.69%	3.26%	3.13%	2.90%
Other consumer loans	1.33%	1.10%	1.04%	1.07%	1.12%
Total consumer loans	0.38%	0.28%	0.24%	0.25%	0.21%
Total net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.22%	0.21%	0.21%	0.12%	0.14%

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2022	2022	2022	2022	2021
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$2,099	$2,014	$1,908	$1,892	$1,954
Total net losses charged-off	(68)	(62)	(62)	(34)	(38)
Provision for (benefit from) loan and lease losses	163	147	168	50	(24)
Allowance for loan and lease losses, ending	$2,194	$2,099	$2,014	$1,908	$1,892

Reserve for unfunded commitments, beginning	$199	$188	$177	$182	$205
Provision for (benefit from) the reserve for unfunded commitments	17	11	11	(5)	(23)
Reserve for unfunded commitments, ending	$216	$199	$188	$177	$182

Components of allowance for credit losses:
Allowance for loan and lease losses	$2,194	$2,099	$2,014	$1,908	$1,892
Reserve for unfunded commitments	216	199	188	177	182
Total allowance for credit losses	$2,410	$2,298	$2,202	$2,085	$2,074

	As of
	December	September	June	March	December
	2022	2022	2022	2022	2021
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$90	$111	$89	$105	$116
Commercial mortgage loans	10	10	12	32	42
Commercial construction loans	1	—	—	6	6
Commercial leases	—	2	2	3	4
Residential mortgage loans	53	49	49	42	10
Home equity	43	43	45	49	47
Indirect secured consumer loans	19	4	5	5	5
Other consumer loans	5	3	2	1	1
Total nonaccrual portfolio loans and leases (excludes restructured loans)	221	222	204	243	231
Nonaccrual restructured portfolio commercial loans	162	175	216	177	169
Nonaccrual restructured portfolio consumer loans	132	125	119	114	98
Total nonaccrual portfolio loans and leases	515	522	539	534	498
Repossessed property	6	6	6	5	5
OREO	18	18	14	27	24
Total nonperforming portfolio loans and leases and OREO	539	546	559	566	527
Nonaccrual loans held for sale	—	—	—	—	15
Nonaccrual restructured loans held for sale	—	—	—	4	—
Total nonperforming assets	$539	$546	$559	$570	$542

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$11	$16	$6	$9	$17
Commercial mortgage loans	—	—	—	2	1
Commercial construction loans	—	—	—	—	1
Commercial leases	2	10	1	—	—
Total commercial loans and leases	13	26	7	11	19
Residential mortgage loans(c)	7	7	8	14	72
Home equity	1	1	2	1	1
Indirect secured consumer loans	—	10	8	9	9
Credit card	18	14	13	14	15
Other consumer loans	1	1	1	1	1
Total consumer loans	27	33	32	39	98
Total loans and leases 90 days past due (accrual)(b)	$40	$59	$39	$50	$117
Ratios
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.22%	0.21%	0.21%	0.12%	0.14%
Allowance for credit losses:
As a percent of portfolio loans and leases	1.98%	1.91%	1.85%	1.80%	1.85%
As a percent of nonperforming portfolio loans and leases(a)	468%	440%	408%	391%	416%
As a percent of nonperforming portfolio assets(a)	447%	420%	394%	369%	394%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases(a)	0.42%	0.44%	0.45%	0.46%	0.44%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.44%	0.46%	0.47%	0.49%	0.47%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.44%	0.45%	0.46%	0.48%	0.47%
(a) Excludes nonaccrual loans held for sale.
(b) Excludes loans held for sale.
(c) Excludes government guaranteed residential mortgage loans.

Use of Non-GAAP Financial Measures
In addition to GAAP measures, management considers various non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “tangible book value per share (excluding AOCI),” “adjusted noninterest income,” “noninterest income excluding certain items,” “adjusted noninterest expense,” “noninterest expense excluding certain items,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income", “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” “noninterest income as a percent of total revenue”, and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and to make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as it provides a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, in a manner comparable to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, noninterest income as a percent of total revenue, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of ongoing financial performance and enhances comparability of results with prior periods.

The Bancorp believes noninterest income excluding certain items and noninterest expense excluding certain items are important measures that adjust for certain components that are prone to significant period-to-period changes in order to facilitate the explanation of variances in the noninterest income and noninterest expense line items.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by U.S. banking agencies. These calculations are intended to complement the capital ratios defined by U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI, some of which are uncertain; providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see reconciliations of all historical non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

	Fifth Third Bancorp and Subsidiaries
	Non-GAAP Reconciliation
	$ and shares in millions	As of and For the Three Months Ended
	(unaudited)	December	September	June	March	December
		2022	2022	2022	2022	2021
	Net interest income	$1,577	$1,498	$1,339	$1,195	$1,197
	Add: Taxable equivalent adjustment	5	4	3	3	3
	Net interest income (FTE) (a)	1,582	1,502	1,342	1,198	1,200

	Net interest income (annualized) (b)	6,257	5,943	5,371	4,846	4,749
	Net interest income (FTE) (annualized) (c)	6,276	5,959	5,383	4,859	4,761

	Interest income	2,075	1,760	1,464	1,289	1,294
	Add: Taxable equivalent adjustment	5	4	3	3	3
	Interest income (FTE)	2,080	1,764	1,467	1,292	1,297
	Interest income (FTE) (annualized) (d)	8,252	6,998	5,884	5,240	5,146

	Interest expense (annualized) (e)	1,976	1,039	501	381	385
	Average interest-earning assets (f)	187,640	185,378	184,406	187,894	187,045
	Average interest-bearing liabilities (g)	126,390	119,773	115,462	116,764	115,725

	Net interest margin (b) / (f)	3.33%	3.21%	2.91%	2.58%	2.54%
	Net interest margin (FTE) (c) / (f)	3.35%	3.22%	2.92%	2.59%	2.55%
	Net interest rate spread (FTE) (d) / (f) - (e) / (g)	2.84%	2.91%	2.76%	2.46%	2.42%

	Income before income taxes	$914	$845	$724	$612	$829
	Add: Taxable equivalent adjustment	5	4	3	3	3
	Income before income taxes (FTE)	919	849	727	615	832

	Net income available to common shareholders	699	631	526	474	627
	Add: Intangible amortization, net of tax	10	10	9	9	9
	Tangible net income available to common shareholders (h)	709	641	535	483	636
	Tangible net income available to common shareholders (annualized) (i)	2,813	2,543	2,146	1,959	2,523

	Average Bancorp shareholders’ equity	16,857	18,864	19,248	21,402	22,449
Less:	Average preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Average goodwill	(4,925)	(4,926)	(4,744)	(4,514)	(4,514)
	Average intangible assets	(176)	(188)	(158)	(150)	(162)
	Average tangible common equity, including AOCI (j)	9,640	11,634	12,230	14,622	15,657
Less:	Average AOCI	5,386	3,037	2,397	(129)	(1,382)
	Average tangible common equity, excluding AOCI (k)	15,026	14,671	14,627	14,493	14,275

	Total Bancorp shareholders’ equity	17,327	16,736	18,970	20,177	22,210
Less:	Preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Goodwill	(4,915)	(4,925)	(4,926)	(4,514)	(4,514)
	Intangible assets	(169)	(181)	(194)	(145)	(156)
	Tangible common equity, including AOCI (l)	10,127	9,514	11,734	13,402	15,424
Less:	AOCI	5,110	5,306	2,644	1,096	(1,207)
	Tangible common equity, excluding AOCI (m)	15,237	14,820	14,378	14,498	14,217
Add:	Preferred stock	2,116	2,116	2,116	2,116	2,116
	Tangible equity (n)	17,353	16,936	16,494	16,614	16,333

	Total assets	207,452	205,463	206,782	211,459	211,116
Less:	Goodwill	(4,915)	(4,925)	(4,926)	(4,514)	(4,514)
	Intangible assets	(169)	(181)	(194)	(145)	(156)
	Tangible assets, including AOCI (o)	202,368	200,357	201,662	206,800	206,446
Less:	AOCI, before tax	6,468	6,716	3,347	1,387	(1,528)
	Tangible assets, excluding AOCI (p)	$208,836	$207,073	$205,009	$208,187	$204,918

	Common shares outstanding (q)	683	686	686	686	683

	Tangible equity (n) / (p)	8.31%	8.18%	8.05%	7.98%	7.97%
	Tangible common equity (excluding AOCI) (m) / (p)	7.30%	7.16%	7.01%	6.96%	6.94%
	Tangible common equity (including AOCI) (l) / (o)	5.00%	4.75%	5.82%	6.48%	7.47%
	Tangible book value per share (including AOCI) (l) / (q)	$14.83	$13.87	$17.10	$19.54	$22.58
	Tangible book value per share (excluding AOCI) (m) / (q)	$22.31	$21.60	$20.96	$21.13	$20.82

Fifth Third Bancorp and Subsidiaries
Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	December	September	December
	2022	2022	2021
Net income (r)	$737	$653	$662
Net income (annualized) (s)	2,924	2,591	2,626

Adjustments (pre-tax items)
Valuation of Visa total return swap	38	17	19
Branch impairment charges	6	—	—
Special COVID staffing bonus to front-line employees	—	—	10
Adjustments, after-tax (t)(a)	34	13	22

Adjustments (tax related items)
Tax benefit associated with resolution of certain acquisition related tax matters	(15)	—	—
Adjustments (tax related items) (u)	(15)	—	—

Noninterest income (v)	735	672	791
Valuation of Visa total return swap	38	17	19
Branch impairment charges	6	—	—
Adjusted noninterest income (w)	779	689	810

Noninterest expense (x)	1,218	1,167	1,206
Special COVID staffing bonus to front-line employees	—	—	(10)
Adjusted noninterest expense (y)	1,218	1,167	1,196

Adjusted net income (r) + (t) + (u)	756	666	684
Adjusted net income (annualized) (z)	2,999	2,642	2,714

Adjusted tangible net income available to common shareholders (h) + (t) + (u)	728	654	658
Adjusted tangible net income available to common shareholders (annualized) (aa)	2,888	2,595	2,611

Average assets (ab)	$206,017	$206,688	$209,604

Return on average tangible common equity (i) / (j)	29.2%	21.9%	16.1%
Return on average tangible common equity excluding AOCI (i) / (k)	18.7%	17.3%	17.7%
Adjusted return on average tangible common equity, including AOCI (aa) / (j)	30.0%	22.3%	16.7%
Adjusted return on average tangible common equity, excluding AOCI (aa) / (k)	19.2%	17.7%	18.3%

Return on average assets (s) / (ab)	1.42%	1.25%	1.25%
Adjusted return on average assets (z) / (ab)	1.46%	1.28%	1.29%
Efficiency ratio (FTE) (x) / [(a) + (v)]	52.6%	53.7%	60.6%
Adjusted efficiency ratio (y) / [(a) + (w)]	51.6%	53.3%	59.5%
Total revenue (FTE) (a) + (v)	$2,317	$2,174	$1,991
Adjusted total revenue (FTE) (a) + (w)	$2,361	$2,191	$2,010
Pre-provision net revenue (PPNR) (a) + (v) - (x)	$1,099	$1,007	$785
Adjusted pre-provision net revenue (PPNR) (a) + (w) - (y)	$1,143	$1,024	$814
Totals may not foot due to rounding; (a) Assumes a 23% tax rate

Fifth Third Bancorp and Subsidiaries
Segment Presentation(b)
$ in millions
(unaudited)

For the three months ended December 31, 2022	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$876	$1,151	$94	$(539)	$1,582
(Provision for) benefit from credit losses	11	(46)	—	(145)	(180)
Net interest income after (provision for) benefit from credit losses	887	1,105	94	(684)	1,402
Noninterest income	349	268	133	(15)	735
Noninterest expense	(464)	(602)	(134)	(18)	(1,218)
Income (loss) before income taxes	772	771	93	(717)	919
Applicable income tax (expense) benefit(a)	(150)	(162)	(19)	149	(182)
Net income (loss)	$622	$609	$74	$(568)	$737

For the three months ended September 30, 2022	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$596	$833	$79	$(6)	$1,502
(Provision for) benefit from credit losses	2	(34)	—	(126)	(158)
Net interest income after (provision for) benefit from credit losses	598	799	79	(132)	1,344
Noninterest income	298	286	134	(46)	672
Noninterest expense	(440)	(608)	(142)	23	(1,167)
Income (loss) before income taxes	456	477	71	(155)	849
Applicable income tax (expense) benefit(a)	(87)	(100)	(15)	6	(196)
Net income (loss)	$369	$377	$56	$(149)	$653

For the three months ended June 30, 2022	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$555	$631	$53	$103	$1,342
Provision for credit losses	(80)	(29)	—	(70)	(179)
Net interest income after provision for credit losses	475	602	53	33	1,163
Noninterest income	356	241	132	(53)	676
Noninterest expense	(442)	(580)	(137)	47	(1,112)
Income before income taxes	389	263	48	27	727
Applicable income tax expense(a)	(72)	(55)	(10)	(28)	(165)
Net income (loss)	$317	$208	$38	$(1)	$562

For the three months ended March 31, 2022	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$525	$517	$35	$121	$1,198
(Provision for) benefit from credit losses	34	(29)	—	(50)	(45)
Net interest income after (provision for) benefit from credit losses	559	488	35	71	1,153
Noninterest income	339	256	144	(55)	684
Noninterest expense	(479)	(601)	(142)	—	(1,222)
Income before income taxes	419	143	37	16	615
Applicable income tax expense(a)	(78)	(31)	(8)	(4)	(121)
Net income	$341	$112	$29	$12	$494

For the three months ended December 31, 2021	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$415	$438	$24	$323	$1,200
Benefit from (provision for) credit losses	117	(24)	—	(46)	47
Net interest income after benefit from (provision for) credit losses	532	414	24	277	1,247
Noninterest income	384	258	145	4	791
Noninterest expense	(459)	(600)	(139)	(8)	(1,206)
Income before income taxes	457	72	30	273	832
Applicable income tax expense(a)	(89)	(14)	(7)	(60)	(170)
Net income	$368	$58	$23	$213	$662
(a) Includes taxable equivalent adjustments of $5 million for the three months ended December 31, 2022, $4 million for the three months ended September 30, 2022 and $3 million for the three months ended June 30, 2022, March 31, 2022 and December 31, 2021.

(b) Effective September 30, 2022, the Bancorp reorganized its reportable segments. Prior period results have been adjusted to conform to the new segment presentation. The Commercial Banking segment provides services to large and middle-market businesses and government and professional customers. The Consumer and Small Business Banking segment provides services to individuals and small businesses through a network of full-service banking centers and relationships with indirect and correspondent loan originators. The Wealth and Asset Management segment provides a full range of wealth management services for individuals, companies and not-for-profit organizations.